SHARE PURCHASE AGREEMENT

	MEMORANDUM OF AGREEMENT made as of the 18 day of April, 1997,

BETWEEN:

		MOTION PLUS INTERNATIONAL CORPORATION, A Delaware Corporation.

		(hereinafter collectively called the "Vendors")

                OF THE FIRST PART


A N D:

		TRB SYSTEMS INTERNATIONAL INC. a corporation incorporated under the laws of the State of Delaware,

		(hereinafter called the "Purchaser")

                                                          OF THE SECOND PART


	WHEREAS, the vendors own all of the authorized issued and outstanding shares of capital stock (there being no other securities) of TRB Systems Inc. (herein referred to as the "Corporation"), a corporation engaged in the provision and sale of, and manufacture of bicycles, motorized two wheeled transport, and exercise equipment in the United States, and, generally, worldwide, from facilities in the State of New Jersey and manufacturing facilities, worldwide ; and

	AND WHEREAS, the Vendors desire to acquire 100% of the issued and outstanding shares of the Purchaser's Common Stock, par value $0.001 per share (the "Exchange Shares), in consideration for their conveyance of all shares of the Corporation's stock (which will constitute 100% of the Corporation's authorized, issued and outstanding securities); and

	AND WHEREAS, the parties hereto agree that this transaction is to be structured and completed in compliance with all requirements of
        Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended:

	NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereto hereby respectively covenant and agree as follows:


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ARTICLE 1.00 - DEFINED TERMS

1.1		When used herein or in any amendments hereto, the following
terms shall have the following meanings respectively:

		"Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be supplemented or amended from time to time and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section and subsection of this agreement;

  "Auditors" means the Corporation's auditors, namely Stan Lee; CPA;

		"books and records" means the accounting books of original entry including the general ledge, record of cash receipts and disbursements, purchase journal and banking records;

		"Business" means the business presently and heretofore carried on by the Corporation, consisting of the provision and sale of, and manufacture of bicycles, motorized two wheeled transport, and exercise in the United States, and, generally, worldwide, from facilities in the State of New Jersey and manufacturing facilities, worldwide;

		"Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United States;

		"Closing" means the closing of the transaction of purchase and sale contemplated herein;

		"Closing Date" or "Date of Closing" means April 18th, 1997 or such other date as may be mutually agreed upon in writing by the parties hereto;

		"Closing Financial Statements" has the meaning ascribed to it in section 4.1.1 hereof;

		"Common Shares" means the issued and outstanding common shares in the capital of the Corporation;

		"Corporation" means, TRB Systems, Inc., a corporation incorporated under the laws of the State of Delaware;

		"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP;



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		"Exchange Shares" means 100% of the common shares in the
capital of the Purchaser;

		"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove;

		"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis;

		"GAAP" means generally accepted accounting principles in the United States, as appropriate, as in effect from time to time, consistently applied;

		"NASDAQ" means the National Association of Securities
Dealers and Quotations;

		"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate or associate of the Corporation or any one or more of the Vendors or any other Person who does not deal at arm's length with the Corporation or any one or more of the Vendors;

		"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, joint venture or any other entity (including any governmental, administrative or regulatory authority);

		"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement;

		"Purchased Shares" shall have the meaning attributed thereto in section 3.1 hereof;

		"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person, and any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject;

		"Rule 144 means rule 144 of the United States Securities act of 1933;

		"SEC" means the Securities and Exchange Commission of the United States;


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		"Subsidiary", in relation to any body corporate, means any
corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like relation to a Subsidiary;

  "this agreement", "herein", "hereto", "hereunder", "hereof" and similar expressions refer to the within agreement and not to any particular portion thereof, and include the schedules referred to in Article 2.00;

		"Time of Closing" means two o'clock in the afternoon on the Closing Date;

ARTICLE 2.00 - SCHEDULES

2.1		The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

	Schedule 1	-	SB-2 for the Corporation and Purchaser, to
be completed as of April 30, 1997, and delivered to the president of the Purchaser on or before the 15th day of July, 1997.



ARTICLE 3.00 - PURCHASE AND SALE

3.1		Subject to the terms and conditions hereof, the Vendors
covenant and agree to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendors, 100 % the issued and outstanding shares owned by the Vendors in the capital of the Corporation (the "Purchased Shares") for an amount equal, in the aggregate, to the Purchase Price, payable as hereinafter set out.

3.2		Subject to the hereinafter described conditions, the
Purchaser hereby agrees to exchange the equivalent of 100% of its common Stock (100/100th share of the Purchaser), $0.001 par value (the "Exchange shares"), with the Vendors for all of the Purchased Shares, which upon transfer, will constitute 100% of the Companies to be acquired's authorized, issued and outstanding securities.

		3.2(a)	The Purchaser shall call a special meeting of its
stockholders for the purpose of:

			(a)	Amending the Purchaser's articles of
incorporation in the following manner:

			(b)	New directors shall be elected and new
by-laws shall be adopted.


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			(c)	The Purchaser's entry into this agreement
shall be ratified, provided, however, that such ratification shall not be a condition subsequent but a condition precedent to this agreement and that by executing this Agreement, the Purchasers declare such ratification has been effected.

		3.2(b)	Immediately following the calling of the said
meeting, all officers and Directors of the purchaser shall resign, effective immediately after the meeting abovementioned.

		3.2(c)	The Purchaser hereby represents, warrants, covenants
and acknowledge that:

		(c)(1)	The Purchaser's Stock is being transferred without
Registration under the provisions of the Delaware Blue Sky Law pursuant to exemptions provided under the Act and the analogous sections of the Delaware Companies' Law;

		(c)2	All of the Purchaser's Stock will bear legends
restricting its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Acquired companies' Stock is either registered under the provisions of Section 5 of the Act and under applicable state securities laws, or an opinion of legal counsel is provided by the Purchaser certifying that such registration is not required as a result of applicable exemptions therefrom;

		(c)(3)	The Purchaser shall not transfer any of the acquired
Companies' Stock except in compliance with all applicable laws; and

		(c)(4)	The Purchaser is acquiring the Acquired Companies'
Stock for its own account, for investment purposes only and not with a view to further sale or distribution.

	(d)	The Vendors hereby represents, warrants, covenants and
acknowledges that:

		(d)(1) The Stock is being transferred without registration under the provisions of Section 5 of the Act:

	(d)(2) All of the Exchange shares will bear legends restricting its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Exchange Shares are either registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws, or an opinion of legal counsel is provided by the Purchaser certifying that such registration is not required as a result of applicable exemptions therefrom;

	(d)(3) The vendors shall not transfer any of the Acquired Companies' Stock except in compliance with all applicable laws; and

3.2(d)(4) The vendors are acquiring the Acquired Companies' Stock for their own account, for investment purposes only and not with a view to further sale or distribution , except as permitted by law.

	(d)(5) The vendors have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.

3.3		The Certificates representing the shares being exchanged
shall each bear the following legend:

"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF THE STATE OF DELEWARE (OR ANY OTHER STATE, OR NATIONAL AUTHORITY).
CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORATION'S LEGAL COUNSEL."

3.4		The Purchaser warrants and represents that except as
described herein, there are no other outstanding securities of any class or of any kind or character of the Purchaser, there being no outstanding subscriptions, options, warrants or other agreements or commitments obligation the Purchaser to issue or sell any additional shares of the Purchaser's Stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class;

3.5		The Purchase Price shall be paid and satisfied in full by
the delivery of the issued Exchange Shares at the Times of Closing, said shares to be held in escrow by Edward H. Suh, Esq. until July 30, 1997, pending the approval of the SB-2 by the Purchaser.

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4.1		The Vendors hereby jointly and severally covenant, represent and warrant as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:


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4.1.1	  On or before June 30, 1997, the Vendors shall
prepare the Financial statements of the Corporation and deliver them to the Purchaser, who shall have 15 days to approve the same, or declare this Agreement null and void.

4.2.2  	TRB Systems Inc. has been duly incorporated and
organized and is validly subsisting and in good standing under the laws of Delaware.

4.2.3  	TRB Systems Inc. has the corporate power to own or
lease its property and carry on the Business. The said corporation is duly qualified as a corporation to do business under the laws of New Jersey, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4  	The authorized capital of TRB Systems Inc. consists
of 1,000 shares with a par value of $1.00 each.

4.2.5  	Of the authorized capital of the said corporation,
510 shares (and no more) have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable and are beneficially owned by the he Vendors.

4.2.6  	All of the Purchased shares are owned by the said
Vendors as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, including voting trusts shareholders' agreements, options or other agreements of any kind and the said Vendors have the absolute right to transfer the Purchased shares and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.2.7  	TRB Systems Inc. has no subsidiaries and owns no
shares in the capital of any other corporation and has not agreed to acquire any Subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8  	Deleted by agreement.

4.2.9  	Deleted by agreement.

4.2.10  Deleted by Agreement.

4.2.11  Deleted by Agreement.

4.2.12  All of the Purchased Shares are owned by the said
Vendors as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and


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demands whatsoever, including voting trusts, shareholders' agreements, options or other agreements of any kind an the said vendors have the absolute right to transfer the Purchased Shares and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.2.13  	The Corporation does not have  any Subsidiaries and
nor owns any shares in the capital of any other corporation and has not agreed to acquire any Subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.14  	No person, firm or corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from any one or more of the Vendors of any of the Purchased Shares.

4.2.15  	No person, firm or corporation has any agreement or
option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or of any securities of the Corporation.

4.2.16  	Except with respect to product warranties provided
by the Corporation in the ordinary course of business, the Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation;

4.2.17  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.18  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.18  	The Financial Statements have been prepared in
accordance with GAAP and present fairly:

4.2.18  (a)	all the assets, liabilities (whether
accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as at the respective dates of the Financial Statements; and

4.2.18  (b)	the sales, earnings and results of
the operations of the Corporation during the periods covered by the Financial Statements, respectively.


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4.2.19  	The corporate records and minute books of the
Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation, all such meetings were duly called and held and the share certificate books register of shareholders, register of transfers, register of directors and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.20  	The Business has been carried on in the ordinary
course since the Inception of the Companies to be acquired. Since that t ime there has been no change in the business operations, affairs or condition of the Corporation, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.21  	The books and records, financial and otherwise, of
the Corporation fairly and correctly set out and disclose in all material respects the financial position and result of operations of the Corporation as at the date hereof and all material financial transactions of the Corporation have been accurately recorded in such books and records.

4.2.22  	Execution of this Agreement by the Vendors and
delivery of the Agreement by them to the Purchaser and their performance hereunder have been duly authorized and no further action will be necessary on the part of the Vendors to make this agreement valid and binding in accordance with its terms upon the Vendors.

4.2.23  	The entering into of this Agreement and the
consummation of the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation or of any indenture, agreement, instrument, license, permit or understanding to which the Corporation or any one or more of the Vendors is a party or by which any one or more of them is bound, nor will the consummation of such transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.24  	The entering into of this agreement and the
consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Corporation or the Vendors or their respective properties or businesses.

4.2.25  	No consent, authorization, license, franchise,
permit, approval or order of any court or governmental agency or body or of any lessor under any lease or of any person is required for the acquisition by the Purchaser of the Purchased Shares or the completion of any of the other transactions contemplated hereby or the continuance, following closing, of any rights of the Corporation pursuant to any agreement affecting its assets or the Business.

4.2.26  	The Corporation will not, prior to the Closing
Date, hire any new employees, terminate any employee or increase the salary or remuneration of any employee except in the normal course of business.

4.2.27  	The aggregate amount of salaries, pension, bonuses,
rents or other remuneration of any nature paid or payable by the Corporation to or for the Vendors or Non Arm's Length Persons subsequent to the execution of this Agreement and up to the Time of Closing will be made only at the regular rates heretofore paid.

4.2.28  	No capital expenditures, except in the ordinary
course of business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing, without the prior written consent of the Purchaser.

4.2.29  	Listed in Schedule 1 is a complete list of all
outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation, none of which are presently in default and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.30  	The Corporation is not a party to any lease or
agreement in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 1 hereto (in which is specified the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises and the rental payable thereunder), and each of such leases is in good standing and in full force and effect without amendment thereto and the Corporation is not in breach of any of the covenants, conditions or agreements contained in each such lease; and there are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.31  	The Corporation is not a party to any conditional
sales contract, hire-purchase agreement or other title retention agreement.

4.2.32  	The Corporation is not and will not be, at the Time
of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.33   	The Corporation maintains appropriate policies of
insurance, given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. Schedule 4 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage and amount of coverage.

4.2.34  	There are no actions, suits or proceedings,
including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Vendors is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.2.35 Except for agreements, contracts and commitments in the ordinary course of business which have no more than three (3) months to run, the Corporation is not a party to any outstanding agreement, contract or commitment, whether written or oral, except as stated in Schedule 3 attached hereto.

4.2.36  	All vacation pay, bonuses, commissions and other
emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.37  	The Corporation is and at Closing will be in
substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act and all such similar statutes.

4.2.38  	The uses of the real properties owned or leased by
the Corporation referred to in this agreement or the Schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction or official plan.

4.2.39  	The Corporation owns, possesses and has a good and
marketable title to its undertaking, property and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.2.40 The conduct of the business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

4.2.41  	Annexed hereto in Schedule 1 is a true and complete
list showing the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; and

4.2.42  	The Corporation is conducting the Business in
compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial, and is duly licensed, registered or qualified in each jurisdiction in which the Corporation owns or leases property or carries on the Business, to enable the business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same will be canceled or amended by virtue of the transaction of purchase and sale herein provided for.

4.2.43  	All facilities and equipment owned and used by the
Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.44  	There are not now any loans or other indebtedness
outstanding between the Corporation and the Vendors, or any directors, officers, shareholders or employees of the corporation or former directors, officers, shareholders or employees of the Corporation or former directors, officers, shareholders or employees of the corporation or any Non Arms Length Persons, other than normal salaries, bonuses, fringe benefits and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business.

4.2.45  	To the best of the Vendors knowledge, there are no
liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after Closing and relating to periods before Closing except liabilities which have been disclosed on, reflected in or provided for in the Financial Statements and any liabilities incurred in the ordinary course of business and attributable to the period since February, 1983, none of which is materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.46  	There is not now nor will there be at the Time of
Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.

4.2.47  	The Corporation is not in default in the filing of
any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.48  	The Corporation has duly and timely filed all tax
returns required to be filed by it and has paid all taxes and installments of taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof; the Canadian federal and all provincial income tax liability of the corporation has been reviewed and determined by the IRA for all fiscal years up to and including the fiscal year ended June 30, 1996; adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation in respect of taxes, governmental charges or assessments, asserted by such authority; the Corporation has with held from each payment made to any of its officers, directors, employees, former directors, officers and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

4.2.49  	The IRA has not issued a Notice of determination
with respect to the Vendors or the Corporation.

4.2.50  	The Vendors have no information or knowledge of any
facts relating to the vendors, the Business, the Corporation or the Purchased shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.

4.2.51 The vendors have attached the questionnaire requested of them as Schedule 6, and understand that the Purchasers are relying on the information therein, and the said information is warranted to be true and correct.


ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1		The Purchaser covenants, represents and warrants as follows
and acknowledges that the vendors are relying upon such covenants, representations, warranties and covenants in connection with the sale by the Vendors of the Purchased Shares:

5.1.2 The purchaser has been duly incorporated, and is validly subsisting and in good standing under the laws of the State of Delaware;

5.1.3 The execution of this Agreement by the Purchaser, and its delivery to the Vendors, and the performance by the Purchaser hereunder, have been duly authorized and no further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser;

5.1.4 The execution and delivery by the Purchaser of this agreement and the performance of its obligations hereunder will not violate the constating documents or by-laws of the Purchaser, any indenture or other agreement, written or oral, to which it is a party, or by which it is bound, or any law, rule, regulation or order to which it is subject;

5.1.5  	OMIT

5.1.6  	None of the assets of the Purchaser have been
pledged to secure debt of the Purchaser.

5.1.7  	The Purchaser has the corporate power to own or
lease its property and carry on its Business.

5.1.8  	No person, firm or Corporation has any agreement or
option or any right or privilege (whether by-law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any shares in the Purchaser.

5.1.9  	OMIT

5.1.10  	Except with respect to product warranties provided
by the purchaser in the ordinary course of business, the Purchaser is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation;

5.1.11  	There are not now, nor will there be on Closing, any
material claims or potential or contingent claims against the Purchaser for product liability in respect of goods manufactured and/or sold by the Purchaser.

5.1.12  	The financial statements of the Purchaser Statements
have been reviewed and accepted as fair and valid by the Vendors.

5.1.13  	The corporate records and minute books of the
Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser, all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers, register of directors and other corporate registers of the Purchaser are complete and accurate in all material respects.

5.1.14  	The books and records, financial and otherwise, of
the Purchaser fairly and correctly set out and disclose in all material respects the financial position and result of operations of the Purchaser as at the date hereof and all material financial transactions of the Purchaser have been accurately recorded in such books and records.

5.1.15  	Execution of this Agreement by the Purchaser and delivery
of the agreement by them to the Vendors and their performance hereunder have been duly authorized and no further action will be necessary on the part of the Purchaser to make this agreement valid and binding in accordance with its terms upon the Purchaser.

5.1.16  	The entering into of this Agreement and the consummation of
the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation or of any indenture, agreement, instrument, license, permit or understanding to which the Purchase is a party or by which it is bound, nor will the consummation of such transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.

5.1.17  	The entering into of this Agreement and the consummation
of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Purchaser.

5.1.18  	No consent, authorization, license, franchise,
permit, approval or order of any court or governmental agency or body or of any lessor under any lease or of any person is required for the acquisition by the Purchaser of the Purchased Shares or the completion of any of the other transactions contemplated hereby or the continuance, following closing, of any rights of the Purchaser pursuant to any agreement affecting its assets.

5.1.19  	The Purchaser has not declared, directly or indirectly,
or paid any dividends or declared or made any other distribution on any of its shares since April 9th, 1997 and no dividends declared or distributions authorized remain unpaid. The Purchaser will not declare and pay any dividends or make any other distributions on any of its issued shares prior to the Closing Date. The Purchaser has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so.

5.1.20  	No payments, benefits or credits have been granted,
made or authorized, since April 9th, 1997, by the Purchaser to its officers, directors, shareholders or employees, or to its former officers, directors, shareholders or employees or to any Non Arms Length Persons, except in the ordinary course of business and at the regular rates payable to them as salary, pension, bonuses, rents or other remuneration of any nature.

5.1.21  	The Purchaser will not, prior to the Closing Date, hire
any new employees, terminate any employee or increase the salary or remuneration of any employee except in the normal course of business.

5.1.22  	The aggregate amount of salaries, pension, bonuses,
rents or other remuneration of any nature paid or payable by the Purchaser to or for the Vendors or Non Arm's Length Persons subsequent to the execution of this Agreement and up to the time of closing will be made only at the regular rates heretofore paid, and no such payment will be due and owing to any employee, director, or officer of the Purchaser after the closing.

5.1.23  	No capital expenditures, except in the ordinary course of
business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing, without the prior written consent of the Vendors.


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5.1.24  	The Purchaser is not a party to any written or oral
agreement for the employment of any officers or individual. All employees are hired for an indefinite period subject to immediate termination on 24 hours notice. The employment contracts described in
Schedule 7 hereto are valid and in good standing and fully reflect and outline the entire agreement between each employee and the Purchaser.

5.1.25  	The Purchaser is not a party to any agreement providing
for a pension plan, profit sharing plan or bonus based on profit with any employee, officer or director of the Purchaser.

5.1.26  	The Purchaser has not made any agreements with any labor
union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and none of the Vendors is aware of any current attempts to organize or establish any labor union or employee association in the Purchaser.

5.1.27  	The Purchaser has no outstanding debts whatsoever, nor
will it have any at the time of closing.

5.1.28  	The Purchaser is not a party to any lease or agreement
in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 9 hereto (in which is specified the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises and the rental payable thereunder), and each of such leases is in good standing and in full force and effect without amendment thereto and the Purchaser is not in breach of any of the covenants, conditions or agreements contained in each such lease; and there are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

5.1.29  	The Purchaser is not a party to any conditional sales
contract, hire-purchase agreement or other title retention agreement.

5.1.30  	The Purchaser maintains appropriate policies of insurance,
given the nature of its and its subsidiaries businesses, and such insurance coverage will be continued in full force and effect to and including the Date of Closing, The Purchaser is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion

5.1.31  	There are no actions, suits or proceedings, including
product warranty claims, whether or not purportedly on behalf of the Purchaser, pending or threatened against or affecting the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Purchaser is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

5.1.32  	The service marks, trade names, trade marks and patents,
both domestic and foreign, used in whole or in part in or required for the proper carrying on of the businesses of the Purchaser and its subsidiaries are owned by or validly licensed to the Purchaser with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto;

5.1.33  	Except for agreements, contracts and commitments in the
ordinary course of business which have no more than three (3) months to run, the Purchaser is not a party to any outstanding agreement, contract or commitment, whether written or oral in the nature of a prepaid service contract.

5.1.34  	All vacation pay, bonuses, commissions and other emoluments
are accurately reflected and have been accrued in the books of account of the Purchaser.

5.1.35  	The Purchaser is and at Closing will be in substantial
compliance in all jurisdictions in which in employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation
Act and all such similar statutes. The uses of the real properties owned or leased by the Purchaser referred to in this Agreement or the Schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction or official plan.

5.1.36  	Except as set out and described in Schedule 10 hereto,
the Purchaser owns, possesses and has a good and marketable title to its undertaking, property and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

5.1.37 The conduct of the businesses of the Purchaser and any of its subsidiaries do not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

5.1.38  	DELETED.

5.1.39  	DELETED.

5.1.40  	There are not now any loans or other indebtedness
outstanding between the Purchaser and its shareholders, or any of them, its directors or any of them, and/or its officers or any of them, or employees of the Purchaser or former directors, officers, shareholders or employees of the Purchaser or any Non Arms Length Persons, other than normal salaries, bonuses, fringe benefits and the obligation to reimburse for expenses incurred on behalf of the Purchaser in the normal course of business.

5.1.41  	All receivables recorded on the books of the Purchaser
are bona fide and good and, subject to an allowance for doubtful accounts taken in accordance with GAAP, collectible without set-off or counter-claim.

5.1.42  	There are no liabilities of the Purchaser of any kind
whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after Closing and relating to periods before Closing except liabilities which have been disclosed on, reflected in or provided for in the Financial Statements;

5.1.43  	The Purchaser is not in default in the filing of any
corporate return or report that may be required under any federal, state and/or municipal law or regulation.

5.1.44  	All inventories on hand at the Time of Closing will be of
good and marketable quality, capable of being sold in the ordinary course of the Business at current market prices.

5.1.45  	The Purchaser has duly and timely filed all tax returns
required to be filed by it and has paid all taxes and installments of taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof;
the American federal and all state income tax liability of the Purchaser has been reviewed and determined by the Internal Revenue Service of the United Stated or the applicable state for all fiscal years up to and including the fiscal year ended in 1994; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against the Purchaser in respect of taxes, governmental charges or assessments, asserted by such authority; the Purchaser has withheld from each payment made to any of its officers, directors, employees, former directors, officers and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

5.1.46  	The Purchaser has no information or knowledge of any facts
relating to the Purchaser, its subsidiaries, its business or the businesses of its subsidiaries which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transaction and sale herein contemplated.

ARTICLE 6.00-COVENANTS OF THE VENDORS

6.1.1  		The Vendors covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following:

6.1.2  	Take all necessary steps and proceedings required to permit all of the Purchased Shares to be duly and regularly transferred to the Purchaser of its nominee;

6.1.3  	Until the Time of Closing continue to operate the business of the
Corporation prudently and in such a manner as preserve and maintain the goodwill of the Corporation;

6.1.4  	All necessary corporate actin and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser;

6.1.5   DELETED.

6.1.6  	DELETED.



ARTICLE 7.00-COVENANTS OF THE PURCHASER

7.1 The Purchaser covenants and agrees with the Vendors that on or before the Closing Date it will do or cause to be done the following:

7.2 all necessary corporate action and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Vendor; and

7.3  	DELETED.

7.4  	provide the Vendors at least four (4) days prior to the Closing
Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files and other properties of the Purchaser and deliver to the Vendors custody of all such keys, credit cards, books, records, files and other property in the possession of any person whom the Vendors designate by notice in writing to the Purchaser at least four
(4) days prior to the Closing Date as not being authorized to continue to possess any of the foregoing;

7.1.1  	DELETED.

7.1.2  	obtain written releases from all lessors of real and personal property that such leases satisfied in full and of no further effect;

7.1.3  	cause such directors and officers of the Purchaser and any of its subsidiaries as the Vendor may specify to resign in favor of nominees of the Vendor, such resignations to be effective as at the Time of Closing;

7.1.4   DELETED.

7.1.5 up to the Time of Closing continue to operate the businesses of the Purchaser and its subsidiaries prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser and its subsidiaries; and

7.1.6  	on the Closing Date of this Agreement, the Purchaser's aggregate cash assets will be at least $0.00; its total assets will be at least $215; and its liabilities, whether accrued or inchoate but excluding liabilities as a result of the transaction contemplated hereby, shall not exceed $10,000;

ARTICLE 8.00-SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1    		The covenants, representations and warranties of the Vendors contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein provided for and, notwithstanding Closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchase following the Closing Date.

8.2    		The covenants, representations and warranties of the
Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the closing herein provided for and, notwithstanding Closing, nor any investigation made by or on behalf of the Vendors, shall continue in full force and effect for the benefit of the Vendors following the Closing Date.

ARTICLE 9.00-CONDITIONS OF CLOSING

9.1    		The sale and purchase of the Purchase Shares is subject to
the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the Time of Closing:

9.2    		The covenants, representations and warranties of the Vendors contained in this Agreement or any Schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in
Article 4.00 shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition;

9.3 The Vendors shall provide at the Time of Closing a certificate dated the Closing Date,, to the effect that the covenants, representations and warranties of the Vendors contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations and warranties which shall continue in full force and effect as provided herein;

9.4 The Vendors shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

9.5 At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition or business of the Corporation from that shown on or reflected in the Financial Statements;

9.6 At the Closing Date, there shall have been no material adverse change in the affairs, assets of the Corporation shall have occurred prior to the Time of Closing;

9.7 Any consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained;

9.8 The Purchaser shall provide at the Time of Closing a certificate dated the Closing Date, to the effect that the covenants, representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations and warranties which shall continue in full force and effect as provided herein; and

9.9 The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

9.10 The Purchaser shall provide to the Vendors the written opinion of the Purchaser's legal counsel in the form annexed hereto and marked Exhibit 13.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1 The closing shall take place at the Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.

10.2 At the Time of Closing and upon fulfillment of all the condition set out in this Agreement, which have not been waived in writing by the Vendors or the Purchaser, the Vendors shall deliver to the Purchaser proper certificates for all the Purchased Shares.

ARTICLE 11.00-NOTICE

11.1 Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery the offices of Edward H. Suh, known to both parties hereto.

11.2 Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth
(4th) business day following the date on which it was mailed; provided that if there exists at the time of mailing of a notice hereunder or within four
(4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by the postal service of the United States, then such notice will only be effective if actually delivered.

11.3 The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.

ARTICLE 12.00-GENERAL

12.1            Time shall be of the essence of this Agreement.

12.2 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

12.3 This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertaking or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. Any and all disputes arising under this Agreement whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of New York. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of the State of New York.

12.5 The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 Except as other wise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale including all fees and expenses of its accountants, counsel and officers.

12.7 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof, but such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had never been inserted herein and the parties do hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 In this Agreement words importing the singular number only shall include the plural and vice versa; and words importing the masculine gender shall include the feminine and vice versa.

12.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

12.10 Where the date for the expiry of any time period or for the closing of any thing hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement or any of the transactions contemplated by this Agreement shall be made by any party hereto without the prior written consent of the other parties hereto.

	IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED   	)
in the presence of              )
        /s/Anton Stephens/s/    )
                                )               /s/Byung Yim/s/, President
                                )                  TRB SYSTEMS
                                                   INTERNATIONAL, INC.
                                )               /s/Byung Yim/s/, President
                                )                  MOTION PLUS
                                                   INTERNATIONAL CORP.